UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BIOJECT MEDICAL TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bioject Medical Technologies Inc.

John Gandolfo, Chief Financial Officer

503-692-8001, ext. 4206

jgandolfo@bioject.com

BIOJECT RECEIVES GOING CONCERN OPINION

PORTLAND, OR, April 7, 2006 – As required by NASDAQ rules, Bioject Medical Technologies Inc. (Nasdaq: BJCT), a leading developer of needle-free drug delivery systems, today announced that its independent registered public accounting firm’s report on its financial statements for the fiscal year ended December 31, 2005 includes an explanatory paragraph regarding the Company’s ability to continue as a going concern. The Company has suffered recurring losses, has had significant recurring negative cash flows from operations and has an accumulated deficit that raises substantial doubt about its ability to continue as a going concern.

On March 8, 2005, the Company announced that it is restructuring its corporate organization, closing its New Jersey administrative office, and reducing operations headcount and research and development costs at its Portland, Oregon facility. Going forward, the Company anticipates annual cost savings in excess of $1.2 million in 2006 and $1.4 million in 2007 in connection with the expense reductions. As a result of this restructuring, with the Company’s current cash, cash equivalents, and short-term marketable securities of $2.5 million at December 31, 2005, and with the addition of the committed funds of $1.5 million of convertible debt financing with Life Sciences Opportunities Fund II (Institutional), L.P. (“LOF”) and several of its affiliates and the committed funds of $1.25 million of convertible debt financing from Partners for Growth, L.P. (“PFG”), the Company believes that it will have the financial resources to fund its operations and anticipated cash expenditures through at least May 31, 2006. By that time, subject to shareholder approval and customary and other closing conditions, the Company anticipates that it will receive an additional $3 million of equity financing in the form of Series E convertible preferred stock from LOF and its affiliates, which the Company believes will allow it to fund its operations and anticipated cash capital expenditures through at least March 31, 2007. The PFG convertible debt is payable on demand by PFG if shareholders do not approve the conversion feature of the debt by July 31, 2006. If the Company does not receive the required shareholder approval of the proposed equity financing with LOF and its affiliates and the conversion feature of the convertible debt financing with PFG, the Company might not be able to fund its continuing operations. In addition, there can be no assurances that it will be successful in closing the Series E convertible preferred stock financing, even if shareholder approval is obtained. In either such case, the Company will be forced to explore alternative plans, which could include a further curtailment of operations and alternative financing sources.

About Bioject

Bioject Medical Technologies Inc., based in Portland, Oregon, is an innovative developer and manufacturer of needle-free drug delivery systems. Needle-free injection works by forcing medication at high speed through a tiny orifice held against the skin. This creates a fine stream of high-pressure fluid penetrating the skin and depositing medication in the tissue beneath. The Company is focused on the development of mutually beneficial agreements with leading pharmaceutical, biotechnology and veterinary companies.

This press release contains a forward-looking statement within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing of commercialization of products. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, without limitation, the risk that the products will not be accepted by the market; uncertainties related to the time required for the Company to complete research and development and obtain necessary clinical data and government clearances; the risk that the Company may be unable to produce its products at a unit cost necessary for the products to be competitive in the market; the risk that the Company may be unable to comply with the extensive government regulations applicable to its business; the risk that the Company may not be able to enter into new development and licensing agreements with strategic partners; the risk that cost savings from the restructuring will not be as great as anticipated; the risk that shareholders will not approve the Series E preferred stock financing or the conversion feature of debt financing with Partners for Growth, L..P.; and the risk that any additional capital that may be needed in the future will not be available in terms acceptable to the Company, if at all. Readers of this press release are referred to the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Forms 10-Q for further discussions of factors that could affect the Company’s business and its future results. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made. The Company assumes no obligation to update forward-looking statements if conditions or management’s estimates or opinions should change.

For more information about Bioject, visit www.bioject.com.

Additional Information

The proxy statement relating to approval of the issuance of Series E preferred stock to LOF and its affiliates and the issuance of the common stock to Partners for Growth, L.P. (“PFG”) that the Company plans to file with the Securities and Exchange Commission and mail to its shareholders will contain information about the Company, LOF and its affiliates, PFG and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the issuance. In addition to receiving the proxy statement and a white proxy card from the Company by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, from the Company. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed issuance. Information regarding any interests that the Company’s executive officers and directors may have in the transactions will be set forth in the proxy statement.